Exhibit 4.11

PROMISSORY NOTE

Principal Amount: $228,700.00

Note Date: April 16, 2020	Maturity Date: 24 Months from Note Date

SBA Loan Number: 63706771-10	Interest Rate: One Percent (1%) per annum

Borrower: Adcare Administrative Services, LLC	Lender: Greater Nevada Credit Union

PROMISE TO PAY. In consideration of a loan of monies (“the Loan”) made to it by Greater Nevada Credit Union (“Lender”), Adcare Administrative Services, LLC (“Borrower”) promises to pay to Lender, or order, in lawful money of the United States of America, the principal amount of Two Hundred Twenty-Eight Thousand Seven Hundred and 00/100 Dollars ($228,700.00), together with interest on the unpaid principal balance from the date of the disbursement of the Loan, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 1.00%, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. The term of the loan shall be two (2) years and interest shall accrue from the date of the disbursement of the Loan. Loan payments will be deferred for the first six (6) months. Subject to any Loan forgiveness granted by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), Borrower will subsequently pay eighteen (18) fully amortized monthly consecutive principal and interest payments with the first Loan payment due on the date that is seven months after the date of this Note. Borrower's final payment will be due on the date that is twenty four (24) months after the date of this Note and will be for all principal and all accrued interest not yet paid. Payments shall include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Prior to the date on which the first payment is due under this Note, Borrower shall upon request of Lender execute an Automatic Loan Payment Authorization providing Lender all necessary information and authorization to charge the referenced account for scheduled payments on the Loan.

INTEREST CALCULATION METHOD. Interest on this Note is computed based on a 360-day year consisting of twelve 30-day months. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: c/o Greater Commercial Lending, 5200 Neil Road, Reno, NV 89502.

USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used for the following purposes only: (1) payroll costs as defined by the CARES Act, (2) costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums; (3) mortgage interest payments, (4) rent payments, (5) utility payments, (6) interest payments on any other debt obligations incurred before 02/15/2020, and/or (7) refinancing a Small Business Administration (“SBA”) Economic Injury Disaster Loan (“EIDL”) made between 01/31/2020 and 04/03/2020).

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note: Payment Default. Borrower fails to make any payment when due under this Note.

False Statements. Any warranty, representation, or statement made or furnished to Lender by Borrower or on Borrower's behalf in respect to the Loan is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this

Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nevada without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Nevada.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the County of Carson City, State of Nevada.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, accommodation maker, or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) the Loan or this Note or release any party and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify the Loan or this Note without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan Forgiveness. Pursuant to the CARES Act, the loan may be forgiven by the SBA. The amount of loan forgiveness is determined by and is subject to the sole approval of the SBA. The amount of loan forgiveness may be reduced if loan proceeds are spent inappropriately. To receive loan forgiveness, borrower must apply for loan forgiveness and provide documentation as requested by the SBA. There will be no loan forgiveness without Borrower’s submission of the proper application and documentation to Lender to include all SBA requirements. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If Borrower has received an EIDL advance, the amount of the EIDL advance shall be subtracted from the loan forgiveness amount.

The Borrower’s request for loan forgiveness must include the following:

a.Documentation verifying the number of full-time equivalent employees on payroll and pay rates for the required periods, including payroll tax filings reported to the IRS and state income, payroll and unemployment insurance filings.

b.Documentation, including cancelled checks, payment receipts, transcripts of accounts, or other documents verifying payments on covered mortgage obligations, payments on covered lease obligations, and covered utility payments.

c.A certification from an authorized representative of the Borrower that the documentation presented is true and correct, and the amount for which forgiveness is requested was used to retain employees, make interest payments on a covered mortgage obligation, make payments on a covered rent obligation or make covered utility payments.

d.Any other documentation SBA determines necessary.

Greater Nevada Credit Union is making this Loan pursuant to the Paycheck Protection Program (the “PPP”), created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and governed by the CARES Act, Section 7(a)(36) of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration (“SBA”) implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR § 120.10, as amended from time to time (collectively “PPP Loan Program Requirements”).

Notwithstanding anything to the contrary herein, the Borrower (a) agrees that this Promissory Note shall be interpreted and construed to be consistent with the PPP Loan Program Requirements and (b) authorizes Greater Nevada Credit Union to unilaterally amend any provision of this Promissory Note to the extent required to comply with the PPP Loan Program Requirements.

When SBA is the holder, this Note will be interpreted and enforced under Federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notices, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal Law.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Adcare Administrative Services, LLC

By:	/s/ Edward Clinton Cain
Name:	Edward Clinton Cain
Title:	Interim CFO

[Signature Page – Promissory Note]

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of April 16, 2020, between Adcare Administrative Services, LLC (“Borrower”) whose address is 454 Satellite Blvd, Suite 100, Suwanee, GA 30024 and Greater Nevada Credit Union (“Lender”) whose address is c/o Greater Commercial Lending, 5200 Neil Road, Reno, NV 89502. Lender is making this Loan identified as SBA Loan No. 63706771-10 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”), created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and governed by the CARES Act, Section 7(a)(36) of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration (“SBA”) implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR § 120.10, as amended from time to time (collectively “PPP Loan Program Requirements”).

In consideration of the premises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1.Subject to the terms and conditions of the PPP Loan Program Requirements and SBA’s Participating Lender Rules (as defined in the Guarantee Agreement between Lender and SBA), Lender agrees to make the Loan if Borrower complies with the following “Borrower Requirements”. Accordingly, Borrower shall:

A.Provide Lender with all certifications, documents or other information Lender requests or is required by the PPP Loan Program Requirements to obtain from Borrower or any third party;

B.Execute a Promissory Note and all other documents required by Lender;

C.Do everything necessary for Lender to comply with the terms and conditions of the PPP Loan Program Requirements;

D.Comply with all terms and conditions of the note, the Borrower’s required Certification and in the PPP Loan Program Requirements, and all other documents requested by Lender;

E.Within 120 days of the Borrower’s fiscal year-end or filing date, provide electronic submission of annual financial statements or annual tax returns for the Borrower;

2.The terms and conditions of this Agreement:

A.are binding on Borrower and Lender and their successors and assigns; and

B.will remain in effect after the closing of the Loan.

3.Failure to abide by any of the Borrower Requirements will constitute an event of default under the note and other Loan documents.

4.Borrower hereby represents and warrants that the certifications set forth in the PPP loan application submitted by Borrower to Lender are true and correct, and such certifications are hereby made part of this Agreement.

5.The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

A.When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

B.Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this Instrument.

6.CAIVRS Reporting - If the Borrower defaults on this SBA-guaranteed loan and SBA suffers a loss, the name of the Borrower will be referred for listing in the Credit Alert Verification Reporting System (CAIVRS) database operated by the US Department of Housing and Urban Development (HUD), which may affect Borrower’s and Guarantor’s eligibility for further financial assistance.

7.Use of Funds. Borrower warrants and certifies that it will not use the loan proceeds for any purpose other than what is allowed pursuant to the SBA under the PPP and applicable law. Borrower further warrants and certifies that Borrower shall only use the loan proceeds for the following uses:

A.Payroll costs, defined as: Payroll costs consist of compensation to employees (whose principal place of residence is the United States) in the form of salary, wages, commissions, or similar compensation; cash tips or the equivalent (based on employer records of past tips or, in the absence of such records, a reasonable, good-faith employer estimate of such tips); payment for vacation, parental, family, medical, or sick leave; allowance for separation or dismissal; payment for the provision of employee benefits consisting of group health care coverage, including insurance premiums, and retirement; payment of state and local taxes assessed on compensation of employees; and for an independent contractor or sole proprietor, wage, commission;

B.Health care benefits (including group health insurance);

C.Interest on mortgages (not principal);

D.Rent (including rent under a lease agreement);

E.Utilities; and

F.Interest on any other debt obligations that were incurred before the covered period (February 15, 2020).

Lender, in its discretion, may require documentation evidencing use of funds as the loan funds are expended by Borrower.

8.PPP Loan Forgiveness. Borrower warrants and certifies that it understands any loan forgiveness is conditioned upon the Borrower providing to the Lender documentation of its payroll costs, covered mortgage interest, covered rent, and covered utilities. Further, Borrower warrants and certifies that it understands at least 75% of the loan forgiveness amount must be used for payroll costs allowed by the SBA and applicable law and no more than 25% of the loan proceeds may be used for non-payroll costs allowed by the SBA and applicable law.

Borrower warrants and certifies that Lender requires Borrower to complete an application for loan forgiveness and upload supporting documentation required by Lender, including but not limited to the following:

A.Copies of payroll tax reports file with the IRS (including Forms 941, 940, state income and unemployment tax filing reports) for the 8 week period following the original date of the loan;

B.Copies of payroll reports for each pay period for the 8 week period following the origination of the loan. Gross wages including PTO (which might include vacation, sick, and other PTO) should be reflected;

C.Documentation reflecting the health insurance premiums paid by the borrower under a group health plan including owners of the borrower for the 8 week period following the origination of the loan should be provided. Copies of the monthly invoices should suffice;

D.Documentation of all retirement plan funding by the employer for the 8 weeks following the origination of loan. Copies of workpapers, schedules and remittances to the retirement plan administrator should be available;

E.Copies of all lease agreements for real estate and tangible personal property should be presented along with proof of payment during the 8 week period following the loan origination date;

F.Copies of all statement of interest paid on debt obligations incurred prior to February 15, 2020 indicating payment amounts and proof of payment for the 8 week period following the loan origination date;

G.Copies of cancelled checks, statements or other evidence of utilities paid during the “covered period” for the 8 week period following the loan origination date; and

H.Any other documentation required by Lender, the SBA or applicable law to review, support and/or approve the Borrower’s application for loan forgiveness.

Borrower acknowledges and agrees that it is the responsibility of Borrower to promptly provide all information requested by Lender based on additional requirements or the processes for application for loan forgiveness put in place by SBA prior to or following loan origination.

9.Borrower Cooperation. If requested by Lender, Borrower agrees to cooperate fully and in a timely manner to execute and deliver any additional documents required in order to comply with PPP Loan Program Requirements and/or SBA guidance and requirements which may modified or adopted after closing. Borrower further agrees to cooperate fully and promptly in correcting errors and/or omissions which may be found in the Loan Documents, exhibits, or applications, when correction is deemed by the Lender to be desirable or necessary. Borrower agrees to acknowledge by signature such corrections in, or re-execute if necessary, loan documents as same are brought before it.

The undersigned represents and warrants to Lender and SBA the undersigned is legally authorized to make all required certifications on behalf of Borrower and to execute and deliver the promissory note evidencing the Loan, this Loan Agreement, and all other documents required in connection with Borrower obtaining the Loan.

Adcare Administrative Services, LLC

By:	/s/ Edward Clinton Cain
Name:	Edward Clinton Cain
Title:	Interim CFO

[Signature Page – Loan Agreement]

BORROWER'S CERTIFICATION

INSTRUCTIONS: INDICATE THE PARAGRAPHS BEING CERTIFIED TO BY HAVING THE BORROWER INITIAL IN THE [ ] NEXT TO THE APPROPRIATE PARAGRAPHS, PRIOR TO SIGNING.

In order to induce Greater Nevada Credit Union (“Lender”) to make a U.S. Small Business Administration (“SBA”) guaranteed Loan 63706771-10 (“Loan”) to Adcare Administrative Services, LLC (“Borrower”)

A.Borrower certifies that:

1.SBA Guaranty – Borrower acknowledges that:

(a)

If Borrower defaults on Loan, SBA may be required to pay Lender under the SBA guarantee. SBA may then seek recovery of these funds from Borrower. Under SBA regulations, 13 CFR Part 101, Borrower may not claim or assert against SBA any immunities or defenses available under local law to defeat, modify or otherwise limit Borrower's obligation to repay to SBA any funds advanced by Lender to Borrower.

(b)	Payments by SBA to Lender under SBA's guarantee will not apply to the Loan account of Borrower, or diminish the indebtedness of Borrower under the Note.
(c)

If the small business defaults on the SBA-guaranteed loan and SBA suffers a loss, the names of the small business will be referred for listing in the Credit Alert Verification Reporting System (CAIVRS) database, which may affect their edibility for further assistance.

2.Adverse Change - That there has been no adverse change in Borrower's (and Operating Company) financial condition, organization, operations or fixed assets since the date the Loan application was signed.

3.PPP Certifications – Borrower acknowledges that Lender is making this Loan pursuant to the Paycheck Protection Program (the “PPP”), created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and governed by the CARES Act, Section 7(a)(36) of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration (“SBA”) implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR § 120.10, as amended from time to time (collectively “PPP Loan Program Requirements”).

/s/ Edward Clinton Cain
Edward Clinton Cain, Interim CFO

4.Pursuant to the PPP Loan Program Requirements and as a condition of Lender making this Loan, Borrower certifies that:

(a)	I have read the statements included in this form, including the Statements Required by Law and Executive Orders, and I understand them.
(b)

Borrower is eligible to receive a loan under the rules in effect at the time Borrower’s application was submitted that have been issued by the Small Business Administration (SBA) implementing the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (the Paycheck Protection Program Rule).

(c)

Borrower (1) is an independent contractor, eligible self-employed individual, or sole proprietor or (2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for the Applicant’s industry.

(d)	Borrower will comply, whenever applicable, with the civil rights and other limitations in this form.
(e)	All SBA loan proceeds will be used only for business-related purposes as specified in the loan application and consistent with the Paycheck Protection Program Rule.
(f)

Any loan received by Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule.

(g)

If Borrower is an individual: Borrower authorizes the SBA to request criminal record information about me from criminal justice agencies for the purpose of determining my eligibility for programs authorized by the Small Business Act, as amended.

(h)	Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC.
(i)	Current economic uncertainty makes this loan necessary to support the ongoing operations of Borrower.
(j)	The funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule.
(k)	Borrower understands that if the funds are knowingly used for unauthorized purposes, the federal government may hold me legally liable, such as for charges of fraud.
(l)

Borrower will provide to the Lender documentation verifying the number of full-time equivalent employees on the Borrower’s payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight-week period following this loan.

/s/ Edward Clinton Cain
Edward Clinton Cain, Interim CFO

(m)

Borrower understands that loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the forgiven amount may be for non-payroll costs.

(n)	During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under the Paycheck Protection Program.
(o)

The information provided in Borrower’s loan application and the information provided in all supporting documents and forms was true and accurate at the time submitted and remains true and accurate in all material respects.

(p)

Borrower understands that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

(q)

Lender can share any tax information that Borrower has provided with SBA's authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

( )

Neither Borrower nor any owner of the Borrower have within the past three years been: (a) debarred, suspended, declared ineligible or voluntarily excluded from participation in a transaction by any Federal Agency; (b) formally proposed for debarment, with a final determination still pending; (c) indicted, convicted, or had a civil judgment rendered against you for any of the offenses listed in the regulations or (d) delinquent on any amounts owed to the U.S. Government or its instrumentalities as of the date of execution of this certification.

B.Borrower certifies that they will:

1.Books, Records, and Reports -

(a)	Keep proper books of account in a manner satisfactory to Lender;
(b)	Furnish year-end statements to Lender within 120 days, of fiscal year end if requested;
(c)	Furnish additional financial statements or reports whenever Lender requests them;

/s/ Edward Clinton Cain
Edward Clinton Cain, Interim CFO

(d)	Allow Lender or SBA, at Borrower's expense, to:
(i)	Inspect and audit books, records and papers relating to Borrower's financial or business condition;
(ii)	Inspect and appraise any of Borrower's assets; and
(iii)	Allow all government authorities to furnish reports of examinations, or any records pertaining to Borrower upon request by Lender or SBA.

/s/ Edward Clinton Cain
Edward Clinton Cain, Interim CFO

The undersigned represents and warrants to Lender and SBA that the undersigned is legally authorized to make all required certifications on behalf of Borrower and to execute and deliver the promissory note evidencing the Loan, the Loan Agreement, and all other documents required in connection with Borrower obtaining the Loan.

Adcare Administrative Services, LLC

By:	/s/ Edward Clinton Cain
Name:	Edward Clinton Cain
Title:	Interim CFO

[Signature Page – Borrowers Certification]

Loan Disbursement Authorization

To:	Bank Name: Greater Nevada Credit Union	Date:	5/9/2020

You are hereby authorized to make a disbursement of all of the proceeds under your 63706771-10 loan in the amount of $228,700.00 (the “Loan”) to the undersigned evidenced by a Note dated this same date as follows (check one and complete):

Credit the undersigned’s demand deposit account with:

Bank Name:
ABA Transit Number:

Account Title:
Account Number:
in the amount of: $	.

X	228,700.00

Wire transfer funds in the amount of $to:

Bank Name:	CIBC Bank
ABA Transit Number:	071006486

Account Title:	Regional Health Properties
Account Number:	2273617

Each person signing below is authorized to make this request, and you are entitled to rely conclusively on the above instructions to disburse loan proceeds in the amount and manner specified.

Adcare Administrative Services, LLC

By:	/s/ Edward Clinton Cain	(SEAL)

Name:	Edward Clinton Cain
Title:	Interim CFO